Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Lyndi McMillan, 331-332-3181, Lyndi.McMillan@Navistar.com
Analyst contact:	Marty Ketelaar, 331-332-2706, Marty.Ketelaar@navistar.com
Web site:	www.Navistar.com/newsroom

NAVISTAR TO PRESENT AT 2017 WELLS FARGO INDUSTRIALS CONFERENCE

LISLE, Ill. — May 2, 2017 — Navistar International Corporation (NYSE: NAV) today announced that Persio Lisboa, Executive Vice President and Chief Operating Officer, will discuss business matters related to the company during the 2017 Wells Fargo Industrials Conference in New York on Tuesday, May 9, which is scheduled to begin at 9:55 a.m. Eastern.

Live webcasts can be accessed through the investor relations page of the company’s website at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a limited time.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.navistar.com.

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